SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (Date of earliest event reported):, 2001

                          EMPYREAN COMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)



             Nevada                 0-30118               88-0413417
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(State or other jurisdiction    (Commission             (IRS Employer
      of incorporation)         File Number)            Identification No.)



             2537 South Gessner, Suite 114, Houston, Texas,  77063
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                  (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including are code:  (713) 260-7236
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                                 Not applicable
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          (Former name or former address, if changed since last report)



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Item 1.  Changes in Control of Registrant.

On November 29, 2001, a 13D form was filed with the SEC stating that Prime Domain International, SA, a Swiss Corporation had purchased 5 million shares of the outstanding stock of Empyrean Communications, Inc., from VNet Investment Company, an Investment Trust. On January 24, 2002, Empyrean Communications, Inc., (the "Company"), was informed in writing by VNet that VNet was contesting the purchase, Empyrean notified the SEC of such dispute and immediately "froze " the stock in question subject to determination of the rightful owner of the shares.

Item 2.  Acquisition or Disposition of Assets

On February 14, 2002 the Company acquired Belfiber Corporation, Inc., ("Belfiber"), a Virginia Corporation, from Aegis Capital Corporation, through a stock-for-stock exchange. The Company issued 10,000,000 shares of its preferred stock for the majority shares of the shares of Belfiber.

Belfiber is an international provider of various fiber products sold to various industries. Belfiber is currently negotiating long term contracts with major users in North American and the European Markets. Belfiber has current sales volumes of approximately $1 million and future expectations are for sales to increase to the 3 to 4 million-dollar volume within 24 months.

On February 14, 2002, the Company acquired Basalt Fiber Company, ("Basalt"), a Virginia Corporation, from Aegis Capital Corporation through a stock for stock exchange. The Company issued 13,000,000 shares of it's Common Stock for 100% of the shares of Basalt.

Basalt is a start up company that will manufacture Continuous Fiber Products for re-sale in the World market. Sales are anticipated to be in the range of 2 to 3 million dollars in the first 12 months from start-up and expectations are for the Company to grow at a 20% to 25% rate. Start-up operations are anticipated by September, 2002 with full capacity anticipated by year-end 2002.


Item 5. Other Events and Regulation FD Disclosure.

In November 2001, the Company entered into loan negotiations which would have provided the company with loan funds of up to $9,000,000. This arrangement was to be secured by 18,000,000 Shares, series 144A of the Company's Stock. Final negotiations between the parties were not successful and the Company withdrew from the negotiations.

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Item 6. Resignations of Registrant's Directors.

On November 20, 2001, the Board of Directors accepted the resignation of Mr. Thomas McCrimmon from the Board of Directors of the Corporation.

On November 29, 2001, the Board accepted the resignation of Mr. Kenneth Liebscher from the Board of Directors of the Corporation.

On February 1, 2002, the Board of Directors elected Mr. Colin Campbell to the Board of Directors of the Corporation. Mr. Campbell has over 20 years of direct involvement in the securities industry as a licensed broker, financial advisor and consultant with particular emphasis on marketing, financing and underwriting. Mr. Campbell has served as President and C.E.O. of several public companies.

On February 14, 2002, the Board of directors elected Mr. Anthony Fanale to the Board of Directors of the Corporation. Mr. Fanale brings over 20 years experience in the fiber industry business both in the United States and Russia. He was the senior executive of the Belfiber and Basalt companies and will assume the duties of the President and CEO of the newly formed Fiber Division. Mr. Fanale has extensive Administrative, Operations, and Marketing experience in the fiber business.



Item 7. Financial Statements and Exhibits

(a) Financial statements of businesses acquired

It is not practicable to include the financial statements of Belfiber and Basalt as required by Rule 3-05(b) of Regulation S-X at this time. The Company intends to file such information on or before April 15, 2002.

(b) Pro forma financial information

It is not practicable to include the pro forma financial information as required by Article 11 of Regulation S-X at this time. The Company intends to file such information on or before April 15, 2002.


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                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             EMPYREAN COMMUNICATIONS, INC.



                             /s/ Robert L. Lee
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                             Robert L. Lee,
                             President & CEO

Date: February 14, 2002



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